As filed with the Securities and Exchange Commission on November 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-2792157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of Principal Executive Offices)	(Zip Code)

Signing Day Sports, Inc. 2022 Equity Incentive Plan
(Full title of the plan)

Daniel D. Nelson, Chief Executive Officer

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

(480) 220-6814

Copies to:

Louis A. Bevilacqua, Esq.

Bevilacqua PLLC

1050 Connecticut Ave., N.W., Suite 500

Washington, DC  20036

(202) 869-0888

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of 90,000 shares (the “Shares”) of common stock, $0.0001 par value per share (the “common stock”), of Signing Day Sports, Inc., a Delaware corporation (the “Registrant”, “we”, “us”, and “our”), that may be deemed “control securities” or “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, by a certain stockholder who is also an executive officer and employee of the Registrant (the “Selling Stockholder”) for the Selling Stockholder’s own account. The Shares were granted to the Selling Stockholder pursuant to the Signing Day Sports, Inc. 2022 Equity Incentive Plan. The Selling Stockholder does not necessarily have a present intention to sell any or all of the Shares. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus, by the Selling Stockholder and any other person with whom the Selling Stockholder is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

Signing Day Sports, Inc.

90,000 Shares of Common Stock

This prospectus relates to 90,000 shares (the “Shares”) of common stock, $0.0001 par value per share (the “common stock”), of Signing Day Sports, Inc., which may be offered from time to time by a certain stockholder who is also an executive officer and employee of the Registrant (the “Selling Stockholder”) for the Selling Stockholder’s own account. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholder made hereunder. The Shares were acquired by the Selling Stockholder pursuant to the Signing Day Sports, Inc. 2022 Equity Incentive Plan (the “Plan”).

The Selling Stockholder may sell the Shares in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Stockholder may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholder may sell the Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholder may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholder may sell the Shares in the section “Plan of Distribution.” The Selling Stockholder will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholder will be borne by us.

The initial public offering price of our common stock pursuant to Amendment No. 7 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2023 (File No. 333- 271951), as amended, declared effective on November 13, 2023 (the “Registration Statement”), was $5.00 per share, as set forth in our prospectus filed with the SEC on November 15, 2023 pursuant to Rule 424(b) of the Securities Act (the “Prospectus”). Our common stock has been approved for listing on NYSE American LLC (“NYSE American”) under the symbol “SGN”.

Unless otherwise noted, the share and per share information in this prospectus have been adjusted to give effect to the one-for-five (1-for-5) reverse stock split (the “Reverse Stock Split”) of the outstanding common stock which became effective on April 14, 2023.

The amount of securities to be offered or resold under this reoffer prospectus by the Selling Stockholder or other person with whom the Selling Stockholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (“Securities Act”).

Investing in our securities is highly speculative and involves a high degree of risk.  See “Risk Factors” beginning on page 3 for a discussion of information that should be considered in connection with an investment in our securities.

The SEC may take the view that, under certain circumstances, the Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See “Plan of Distribution”.

Neither the U.S. Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2023.

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ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, results of operations, financial condition, and prospects may have changed since that date.

In this prospectus, unless the context indicates otherwise, “we,” “us,” “our,” “Signing Day Sports,” “the Company,” “our company” and similar references refer to the consolidated operations of Signing Day Sports, Inc., a Delaware corporation.

Unless otherwise noted, the share and per share information in this prospectus reflects the Reverse Stock Split.

the Company

We are a technology company developing and operating platforms aiming to give significantly more student-athletes the opportunity to go to college and continue playing sports. Our platform, Signing Day Sports, is a digital ecosystem to help athletes get discovered and recruited by coaches and recruiters across the country. We fully support football, baseball, softball, and men’s and women’s soccer, and we plan to expand the Signing Day Sports platform to include additional sports. Each sport is led by former professional athletes and coaches who know what it takes to get to the big leagues.

Signing Day Sports launched in 2019, and as of June 2023, many high schools, sports clubs, and aspiring high school athletes have subscribed to the Signing Day Sports platform. Colleges in the National Collegiate Athletic Association (NCAA) Division I, Division II, and Division III, and the National Association of Intercollegiate Athletics (NAIA), have utilized our platform for recruitment purposes. Signing Day Sports initially supported football athletes, and now also offers a platform for baseball, softball, and men’s and women’s soccer, resulting in even more recruiter and athlete platform participants.

We founded Signing Day Sports to reinvent the high school and college sports recruiting process for the digital era. When we started the Company, recruiting was still being done largely as it had been done since before the mass availability of Internet-connected devices and was still limited by that model. We believe that we identified the flaws in the recruiting process and the unique opportunity it presented for us to become a solution provider in the industry. We developed and operated our platform with the objective of optimizing and enhancing the sports recruitment process across all sizes of colleges and athletic departments.

Our ability to leverage modern technologies to bring coaches and athletes together in a mutually beneficial ecosystem has shown significant benefits for both sides of the student-athlete recruitment process. Parents and athletes can use the platform to understand and provide what recruiters want to see, seek and gain offers of better athletic scholarships or other financial aid packages, and maximize the potential of an athlete’s career. Recruiters now have a comprehensive recruitment application that shows video verification of key attribute data and gives the recruiter the ability to narrow down their search with a highly optimized search engine and athlete screening process.

In short, we offer a comprehensive solution that services the needs of all participants in the sports recruitment process. We are aware of no other platform that offers what our platform does. Our goal is to change the way sports recruitment is done for the betterment of everyone.

Corporate Information

Our principal executive offices are located at 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255 and our telephone number is (480) 220-6814. We maintain a website at https://www.signingdaysports.com/. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

Retrospective Presentation of Reverse Stock Split

Except as otherwise indicated, all references to our common stock, share data, per share data and related information has been adjusted for the Reverse Stock Split.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in the Prospectus, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our anticipated ability to obtain additional funding to develop additional services and offerings;

●	expected market acceptance of our existing and new offerings;

●	anticipated competition from existing online offerings or new offerings that may emerge;

●	anticipated favorable impacts from strategic changes to our business on our net sales, revenues, income from continuing operations, or other results of operations;

●	our expected ability to attract new users and customers, with respect to football, sports other than football, or both;

●	our expected ability to increase the rate of subscription renewals;

●	our expected ability to slow the rate of user attrition;

●	our expected ability and third parties’ abilities to protect intellectual property rights;

●	our expected ability to adequately support future growth;

●	our expected ability to comply with user data privacy laws and other legal requirements;

●	anticipated legal and regulatory requirements and our ability to comply with such requirements; and

●	our expected ability to attract and retain key personnel to manage our business effectively.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after the Company’s initial public offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholder, as described below. See “Selling Stockholder” and “Plan of Distribution” below.

SELLING STOCKHOLDER

The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for the Selling Stockholder, consisting of the individual identified in the table below.

The Shares offered by the Selling Stockholder hereunder include 90,000 outstanding shares of common stock acquired by an officer and employee pursuant to the Plan, as described in this prospectus. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of the date of this prospectus, subject to community property laws where applicable.

We have based percentage ownership of our common stock before this offering on 7,737,652 shares of our common stock outstanding as of the date of this prospectus.

The address of the Selling Stockholder is c/o Signing Day Sports, Inc., 8355 East Hartford Rd., Suite 100, Scottsdale, AZ 85255.

	Amount of Shares of Common Stock Beneficially Owned Prior to this		Amount of Shares of Common Stock Being		Amount of Shares of Common Stock Beneficially Owned After this Offering(2)
Name of Selling Stockholder	Offering		Offered(1)		Shares		Percent(3)
David O’Hara, Chief Operating Officer and Secretary	119,531	(4)	90,000	(4)	29,531	(4)	*

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)	Reflects shares of common stock offered under this prospectus.

(2)	Assumes that all of the Shares being offered under this prospectus are sold, and that the Selling Stockholder will not acquire additional shares of common stock before the completion of this offering.

(3)	Based on 7,737,652 shares of common stock issued and outstanding as of the date of this prospectus.

(4)	The amount of shares of common stock that are beneficially owned consists of (i) 90,000 shares of common stock, (ii) 15,000 shares of common stock issuable upon exercise of an option within 60 days of the date of this prospectus, and (iii) 14,531 shares of common stock issuable upon exercise of an option within 60 days of the date of this prospectus. The amount of Shares being reoffered consists of 90,000 shares of common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholder to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholder reserves the right to accept and, together with the Selling Stockholder’s respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholder, or

●	through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the Selling Stockholder or the purchasers of the Shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholder and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholder.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including NYSE American;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholder, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholder will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholder will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholder and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholder may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities covered by this prospectus will be passed upon for us by Bevilacqua PLLC.

As of the date of this prospectus, Bevilacqua PLLC owns 15,000 shares of common stock. Bevilacqua PLLC received these shares as partial consideration for legal services previously provided to us.

EXPERTS

The financial statements of the Company as of and for the fiscal year ended December 31, 2022 are incorporated in this reoffer prospectus by reference in reliance upon the report incorporated by reference of BARTON CPA, an independent registered public accounting firm, appearing therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as disclosed in Note 1 to the consolidated financial statements), and upon the authority of said firm as experts in accounting and auditing.

The financial statements of the Company as of and for the fiscal year ended December 31, 2021 are incorporated in this reoffer prospectus by reference in reliance upon the report incorporated by reference of Marcum LLP, an independent registered public accounting firm, appearing therein (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as disclosed in Note 1 to the consolidated financial statements), and upon the authority of said firm as experts in accounting and auditing.

INFORMATION incorporated by reference

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a) The Prospectus filed with the SEC on November 15, 2023 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement (File No. 333-271951), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b) The description of the common stock which is contained in the Company’s Registration Statement on Form 8-A  filed with the SEC on November 9, 2023 (File No. 001-41863) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this prospectus and prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at https://www.signingdaysports.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registration Information and Employee Plan Annual Information. *

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Signing Day Sports, Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:

(a) The Registrant’s Prospectus  filed with the SEC on November 15, 2023 pursuant to Rule 424(b) under the Securities Act, relating to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on October 24, 2023 (File No. 333-271951), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b) The description of the Registrant’s common stock, $0.0001 par value per share (the “common stock”), which is contained in the Registrant’s Registration Statement on Form 8-A  filed with the SEC on November 9, 2023 (File No. 001-41863) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

As of the date of this Registration Statement, Bevilacqua PLLC owns 15,000 shares of common stock. Bevilacqua PLLC received these shares as partial consideration for legal services previously provided to the Registrant.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s Amended and Restated Certificate of Incorporation authorizes the Company to indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Registrant’s Second Amended and Restated Bylaws require that the Registrant indemnify the Registrant’s directors and executive officers to the fullest extent permitted by law, provided that the Registrant may modify the extent of such indemnification by individual contracts with directors and executive officers, and also provided that the Registrant is not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Registrant’s board of directors, (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the DGCL or any other applicable law, or (iv) such indemnification is required to be made under the indemnification rights enforcement provision of the Second Amended and Restated Bylaws. The Registrant’s obligation, if any, to indemnify any person pursuant to the Second Amended and Restated Bylaws who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

The Second Amended and Restated Bylaws also provide for advancement of expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or executive officer of the Registrant, or is or was serving at the request of the Registrant as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses actually and reasonably incurred by any director or executive officer in defending such proceeding, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses. Notwithstanding the foregoing, generally no advance shall be made by the Registrant to an executive officer of the Registrant (except by reason of the fact that such executive officer is or was a director of the Registrant) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the Registrant’s interest. The Company’s obligation, if any, to indemnify any person pursuant to the Second Amended and Restated Bylaws who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity. The Second Amended and Restated Bylaws also permit the Registrant to indemnity its other officers, employees and other agents as set forth in the DGCL. The board of directors has the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the board of directors shall determine.

The Registrant has also separately entered into an indemnification agreement with each of the Registrant’s directors and executive officers. Each indemnification agreement provides for indemnification to the fullest extent permitted by law, including: (i) all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer, or on their behalf, in connection with any proceeding other than proceedings by or in the right of the Registrant or any claim, issue or matter therein, if the director or executive officer acted in good faith and in a manner the director or executive officer reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe the director or executive officer’s conduct was unlawful; (ii) all expenses actually and reasonably incurred by a director or executive officer, or on their behalf, in connection with a proceeding by or in the right of the Registrant if the director or executive officer acted in good faith and in a manner the director or executive officer reasonably believed to be in or not opposed to the best interests of the Registrant, provided that if applicable law so provides, no indemnification against such expenses shall be made in respect of any claim, issue or matter in such proceeding as to which the director or executive officer shall have been adjudged to be liable to the Registrant unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made; (iii) to the extent that a director or executive officer is, by reason of the director or executive officer’s director or executive officer status, a party to and is successful, on the merits or otherwise, in any proceeding, including by dismissal of such proceeding with or without prejudice, then the director or executive officer shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all expenses actually and reasonably incurred by the director or executive officer or on the director or executive officer’s behalf in connection therewith; and (iv) all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer or on a director or executive officer’s behalf if, by reason of the director or executive officer’s status as a director or executive officer, the director or executive officer is, or is threatened to be made, a party to or participant in any proceeding (including a proceeding by or in the right of the Registrant), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the director or executive officer, except where the payment is finally determined (under the procedures, and subject to the presumptions, set forth in the indemnification agreements) to be unlawful. The Company shall also advance all such expenses incurred by or on behalf of each director or executive officer in connection with any of the above proceedings by reason of the director or executive officer’s director or executive officer status within 30 days after the receipt by the Registrant of a statement or statements from the director or executive officer requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the director or executive officer and shall include or be preceded or accompanied by a written undertaking by or on behalf of the director or executive officer to repay any expenses advanced if it shall ultimately be determined that the director or executive officer is not entitled to be indemnified against such expenses. Any advances and undertakings to repay shall be unsecured and interest free. The indemnification agreements also provide for payments by the Registrant for the entire amount of any judgment or settlement of any action, suit or proceeding in which it is liable or would be liable if joined in such action, subject to the other terms and provisions of the indemnification agreements, and certain other indemnification and payment obligations. The indemnification agreements also provide that if the Registrant maintains a directors’ and officers’ liability insurance policy, that each director and executive officer will be covered by the policy to the maximum extent of the coverage available for any of the Registrant’s directors or executive officers.

The Registrant has obtained standard directors and officers liability insurance under which coverage is provided (a) to the Registrant’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which the Registrant may make to such officers and directors pursuant to the indemnification agreements described above or otherwise as a matter of law.

The Registrant has obtained standard directors and officers liability insurance under which coverage is provided (a) to the Registrant’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which the Registrant may make to such officers and directors pursuant to the indemnification agreements described above or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

The issuance of the securities being offered by the Form S-3 resale prospectus was deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act as a transaction by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. An appropriate restriction was placed upon the recipient’s book entry account with the Registrant’s transfer agent with respect to this transaction. The recipient had adequate access, through the recipient’s relationship with us, to information about the Registrant.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Signing Day Sports, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on May 15, 2023)
4.2	Second Amended and Restated Bylaws of Signing Day Sports, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on May 15, 2023)
5.1*	Opinion of Bevilacqua PLLC
23.1*	Consent of BARTON CPA
23.2*	Consent of Marcum LLP
23.3*	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
99.1	Signing Day Sports, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.53 to the Registration Statement on Form S-1 filed on May 15, 2023)
99.2	Form of Stock Option Agreement for Signing Day Sports, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.54 to the Registration Statement on Form S-1 filed on May 15, 2023)
99.3	Form of Restricted Stock Award Agreement for Signing Day Sports, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.55 to the Registration Statement on Form S-1 filed on May 15, 2023)
99.4*	Restricted Stock Award Agreement between Signing Day Sports, Inc. and David O’Hara, dated as of March 14, 2023
99.5	Form of Restricted Stock Unit Award Agreement for Signing Day Sports, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.56 to the Registration Statement on Form S-1 filed on May 15, 2023)
107*	Calculation of Filing Fee Table

*	Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on November 15, 2023.

SIGNING DAY SPORTS, INC.

By:	/s/ Daniel D. Nelson
Daniel D. Nelson Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Daniel D. Nelson and Damon Rich as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel D. Nelson	Chief Executive Officer	November 15, 2023
Daniel D. Nelson	(principal executive officer), Chairman, and Director

/s/ Damon Rich	Interim Chief Financial Officer	November 15, 2023
Damon Rich	(principal financial officer and principal accounting officer)

/s/ Greg Economou	Director	November 15, 2023
Greg Economou

/s/ Glen Kim	Director	November 15, 2023
Glen Kim

	Director	November 15, 2023
Martin Lanphere

/s/ Roger Mason Jr.	Director	November 15, 2023
Roger Mason Jr.